                                                               EXHIBIT 99(A)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                              GIVE THE
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY
                              NUMBER OF--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
   (joint account)            of the account
                              or, if combined
                              funds, any one of
                              the
                              individuals(1)
3.  Custodian account of a    The minor(2)
    minor (Uniform Gift to
    Minors Act)
4.a. The usual revocable      The grantor-
     savings trust account    trustee(1)
     (grantor is also
     trustee)
b.  So-called trust account   The actual
    that is not a legal or    owner(1)
    valid trust under State
    law
5. Sole proprietorship        The owner(3)
   account

                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION
                               NUMBER OF --
                                        --------
6. A valid trust, estate, or   The legal entity
   pension trust               (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless
                               the legal entity
                               itself is not
                               designated in the
                               account
                               title.)(4)
7. Corporate account           The corporation
8. Religious, charitable, or   The organization
   educational organization
   account
9. Partnership                 The partnership
10. Association, club, or      The organization
    other tax-exempt
    organization
11. A broker or registered     The broker or
    nominee                    nominee
12. Account with the           The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State
    or local government,
    school district, or
    prison) that receives
    agricultural program
    payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

  .A corporation.
  .A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof. . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a)
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.

 Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends un-
    der section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification pur-poses. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a tax-payer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.